Exhibit 10.2

OPTION AGREEMENT

AND

ESCROW INSTRUCTIONS

THIS OPTION AGREEMENT (the “Agreement”) is entered into as of this 22nd day of November, 2011 (the “Effective Date”), between LAKES KEAN ARGOVITZ RESORTS-CALIFORNIA, a Delaware limited liability company as optionor (“Seller”), and the JAMUL INDIAN VILLAGE, a federally recognized Indian Tribe as Optionee (“Buyer”).

RECITALS

A. Seller is the owner of approximately 98 acres of land located adjacent to the Jamul Indian Village reservation in San Diego County, legally described in Exhibit A attached hereto including any and all buildings, structures, wells, or other improvements thereon; any and all timber, trees, plants and other crops located thereon; if owned by Seller, any and all oil, gas, water, riparian rights, appropriative rights and mineral rights appurtenant thereto, all easements, rights-of-way, road agreements and other rights or entitlements appurtenant thereto, and any and all permits and approvals relating thereto (collectively, the “Property”).

B. Seller desires to grant an option to purchase the Property to Buyer and Buyer desires to accept such option from Seller, upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Grant of Option. In consideration of the mutual promises and covenants set forth in this Agreement, Seller grants to Buyer the exclusive right and option (the “Option”) to purchase the Property upon the terms and conditions set forth in this Agreement. In consideration of the Option, Buyer shall pay $100.00 to Seller, which amount shall be deposited with Escrow Agent and applied toward the Purchase Price at Closing.

2.	Term of Option. The term of the Option (the “Option Term”) shall commence on the Effective Date of this Agreement and shall terminate on the date which is eighty three (83) months following the Effective Date unless earlier terminated pursuant to Section 24 herein. The Option Term shall be extended for one (1) additional term of sixty (60) months on the same terms and conditions as set forth herein, provided that (i) Buyer has exercised its right to extend that certain Development Agreement (defined in Section 5) and (ii) Buyer pays $100.00 as consideration for the extended Option Term. During the Option Term, Seller shall not enter into any agreement to sell, transfer, or lease the Property.

3.	Method of Exercise of Option. Buyer may exercise the Option at any time after the date hereof and prior to the expiration of the Option Term, by written notice to Seller and Escrow Agent (defined in Section 7) (the “Option Exercise Date”). If Buyer exercises the Option, Seller and Buyer shall close this transaction in accordance with the terms of this Agreement on the date specified by Buyer in its written notice to Seller, which date shall be no later than ninety days after the Option Exercise Date (the “Closing Date” or “Closing”)

4.	Development Activities. During the Option Term, Buyer shall, upon the written consent of Seller (such consent not to be unreasonably withheld), have the exclusive right to file any requests, applications or other submittals for governmental approvals or other proposed changes to the current entitlements for the Property that require discretionary action on the part of any governmental agency except that Seller shall have the authority to file any requests, applications or submittals that are (i) required by law; (ii) are necessary to protect Seller’s ownership interest in the Property; or (iii) determined, after consultation with Buyer, to be in the best interest of development of the Property and consistent with Buyer’s development plans. Buyer shall provide copies thereof to Seller. Seller agrees that it will reasonably assist Buyer (provided that such assistance is at no cost to Seller) in its efforts to obtain any approvals for Buyer’s proposed development of the Property which Seller has approved, including without limitation, executing any documentation required by any governmental agency to process Buyer’s submittals and applications for development of the Property. In addition, during the Option Term, Buyer and Buyer’s agents shall have the right to enter upon the Property, at reasonable times during normal business hours for the purpose of conducting physical and other inspections and investigations of the Property.

5.	Purchase and Sale Agreement. If Buyer exercises the Option in accordance with the terms of this Agreement, Seller agrees to sell, and Buyer agrees to purchase, the Property without warranty or other recourse except (i) as set forth in the grant deed to be delivered to Buyer, and (ii) as to any mortgages or other deeds of trust on the Property which Buyer agrees it shall grant to Seller on the Closing to secure the Buyer’s obligations under the Pre-Development, Development and Financing Arrangement Agreement between Seller and Buyer executed on even date herewith (“Development Agreement”), and on such other terms and conditions as set forth in this Agreement.

6.	Purchase Price. The total purchase price that Buyer agrees to pay for the Property is an amount equal to the acquisition price and expenses incurred by Seller in connection with ownership of the Property up to the Closing (the “Purchase Price”), and shall be payable to Seller on the date of Closing. The acquisition price and expenses incurred to date are detailed on Exhibit B hereto.

7.	Escrow. An escrow for this transaction shall be established with Chicago Title Company (Ken Cyr, Escrow Agent), 2365 Northside Dr., Suite 500, San Diego, CA 92108, (619) 521-3555, Fax (619) 521-3608 (hereinafter “Escrow Agent”) on behalf of Chicago Title Insurance Company and Escrow Agent is hereby employed by the parties to handle the escrow. This Agreement shall constitute escrow instructions and a fully executed copy hereof shall be deposited with Escrow Agent for this purpose. Should Escrow Agent require the execution of its standard form printed escrow instructions, Buyer and Seller agree to execute the same; however, such instructions shall be construed as applying only to Escrow Agent’s employment, and if there are conflicts between the terms of this Agreement and the terms of the printed escrow instructions, the terms of this Agreement shall control. In no event shall the parties be required to execute any printed escrow instructions that purport to exculpate Escrow Agent from their own negligent conduct, willful misconduct, breach of written instructions or bad faith acts.

8.	Closing Costs; Prorations and Apportionments. Upon the Closing, Buyer agrees to pay all closing costs, escrow charges and recording costs, and the full cost of the standard portion of the Owner’s Title Policy in the amount of the Purchase Price, and any other expense related to the transfer of the Property, including all assessments on the Property, if any. Seller shall, without cost to Buyer, be obligated to remove at or prior to Closing, all judgment liens, federal or state income or sales tax liens, lis pendens affecting the Property, financing encumbrances, mortgages, deeds of trust, or other consensual monetary liens, mechanics’ or materialmen’s liens or encumbrances against the Property or imposed on the Property as a result of Seller’s (or its employees, agents’, contractors’, subcontractors’ or affiliates’) actions or omissions, or improvements made to, or services rendered in connection with, the Property at the request of, or on behalf of Seller (collectively, “Encumbrances”). Seller shall also terminate any possessory agreements, licenses and operating agreements that affect the Property prior to Closing. Notwithstanding the foregoing, Seller shall not be required to remove any Encumbrances, agreements or licenses that were attached to, or affecting, the Property that were so attached or affecting the Property at the request of Buyer.

9.	Possession; Closing Documents. At Closing and upon payment of the Purchase Price, Seller shall convey title to the Property to Buyer by the form of a grant deed attached hereto as Exhibit C (the “Deed”). Possession of the Property shall be delivered to Buyer upon the Closing.

10.	Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows: Seller (i) is duly organized (or formed), validly existing and in good standing under the laws of its state of organization or formation and, as and to the extent required by applicable laws, of the state in which the Property is located, (ii) is authorized to consummate the transaction contemplated herein and fulfill all of its obligations hereunder, and (iii) has all necessary power to execute and deliver this Agreement and to perform all of its obligations hereunder. This Agreement has been duly authorized by all requisite partnership, corporate or other required action on the part of Seller and is the valid and legally binding obligation of Seller, enforceable in accordance with its respective terms.

11.	Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows: Buyer has the power to own its property and carry on its business as and where it is now conducted and has the power and unrestricted authority to enter into this Agreement and perform its obligations and consummate the transactions contemplated under this Agreement. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding obligation of Buyer, and does not violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

12.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties. Buyer may assign this Agreement without the prior written consent of Seller.

13.	Risk of Loss. The risk of loss or damage to the Property until the Closing shall be borne by Seller.

14.	Condemnation. If prior to the Closing all or a “material” portion of the Property shall be taken by condemnation or eminent domain, this Agreement shall be automatically terminated and thereupon neither party shall have any further liability or obligation to the other. If prior to the Closing less than a “material” portion of the Property shall be taken by condemnation or eminent domain, then Buyer shall accept title to the Property subject to the taking, in which event at the Closing the proceeds of the award or payment shall be assigned by Seller to Buyer and any monies theretofore received by Seller in connection with such taking shall be paid over to Buyer. As used in this Section, (i) a “taking” of the Property by condemnation or eminent domain shall include an agreement in lieu of condemnation or eminent domain proceedings between the Seller and the governmental authority seeking to acquire the Property or applicable portion thereof and (ii) “material” shall mean any portion of the Property that is (A) contiguous to the Buyer’s existing property, (B) necessary or desirable for the construction of the roadway to be constructed within the Property or (C) necessary or desirable for the construction or development of the project intended to be developed by Buyer as identified in the plan to be developed by Buyer.

15.	Notices. Unless otherwise provided herein, any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given the day after such notice was deposited with a nationally-recognized overnight delivery service, or the date sent by confirmed telecopy, and addressed as follows:

If to Buyer:	Jamul Indian Village P.O. Box 612 14191 Hwy 94 #16 Jamul, CA 91935 Attn: Chairman Fax: 619-669-4817

With a copy to (which copy shall not constitute notice to a Party):

Stephen M. Hart Lewis & Roca LLP 40 North Central Avenue Phoenix, AZ 85004-4429 Telephone: (602) 262-5787 Facsimile: (602) 734-4009

If to Seller:	Lakes Jamul Development, LLC 130 Cheshire Lane Minnetonka, MN 55305 Attn: Timothy J. Cope Fax: (952) 449-7064

With a copy to (which copy shall not constitute notice to a Party):

Damon E. Schramm, Esq. Vice President—General Counsel Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, Minnesota 55305 Telephone: (952) 449-7069 Fax: (952) 449-7068

or such other address as either party may from time to time specify in writing to the other by means of a notice given in accordance with this provision.

16.	Amendments. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by Seller and Buyer.

17.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

18.	Merger of Prior Agreements. This Agreement, including the exhibits hereto, constitutes the entire agreement between the parties with respect to the purchase and sale of the Property and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

19.	Enforcement. In the event either party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees (and such other party shall be entitled to recover such costs and expenses from the defaulting party or the non-prevailing party, as the case may be).

20.	No Joint Venture /Third Party Beneficiaries. Seller and Buyer intend that the relationships created hereunder be solely that of optionor and optionee. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Seller and Buyer nor to grant Buyer any interest in the Property. This Agreement is solely for the benefit of Seller and Buyer and nothing contained in this Agreement shall be deemed to confer upon anyone other than Seller and Buyer any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations hereunder are imposed solely and exclusively for the benefit of Buyer and Seller and no other person shall have standing to require satisfaction of such conditions in accordance with their terms

21.	Time of the Essence. Time is of the essence in the performance of this Agreement.

22.	Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile or electronic mail counterparts of the signature pages which facsimile or electronic mail counterparts shall be binding as original signature pages.

23.	Memorandum of Option A memorandum of this Agreement or other encumbrance evidencing the Option shall be filed or recorded in the real property records of the county where the Property is located.

24.	Termination. This Agreement may be terminated by either party on the same terms and conditions as are applicable to terminating the Development Agreement as set forth in Article 9 thereof.

25.	Sovereign Immunity Waiver; Arbitration. The provisions of Article 10 of the Development Agreement apply to this Agreement and is incorporated by reference, including, without limitation, the sovereign immunity waiver, limitations on recourse and arbitration provisions contained therein; provided however that each of the same are amended such that the arbitration provisions shall not apply to any future deed of trust or mortgage on the Property in favor of Seller to the extent necessary so as to permit Seller under applicable California law to enforce and foreclose on any such deed of trust or mortgage.

IN WITNESS WHEREOF, the parties have executed this Option Agreement effective on the date written above.

SELLER:	LAKES KEAN ARGOVITZ RESORTS-CALIFORNIA, a Delaware limited liability company.

By:	/s/ Timothy J. Cope
Name:	Timothy J. Cope
Title:	President

BUYER:	JAMUL INDIAN VILLAGE, a federally recognized Indian Tribe

By:	/s/ Ray Hunter
Name:	Ray Hunter
Title:	Chair

EXHIBIT A

(Legal Description of Property)

EXHIBIT B

(Acquisition Price and Expenses)

EXHIBIT C

(Deed)

When recorded return to,

and send tax statements to:

Stephen M. Hart

Lewis & Roca LLP

40 North Central Avenue

Phoenix, AZ 85004-4429

(Space above this line for Recorder’s use)

GRANT DEED

LAKES KEAN ARGOVITZ RESORTS-CALIFORNIA, a Delaware limited liability company (“Grantor”), for good and valuable consideration paid in hand to Grantor by JAMUL INDIAN VILLAGE, a federally recognized Indian Tribe (“Grantee”), the receipt and sufficiency of which is hereby acknowledged, has GRANTED, BARGAINED SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY unto Grantee all of Grantor’s right, title and interest in and to that certain parcel of land located in San Diego County, California, and legally described in Exhibit A attached hereto, together with all buildings, improvements and fixtures located thereon and owned by Grantor as of the date hereof and all right, title and interest, if any, that Grantor may have in and to all rights, privileges and appurtenances pertaining thereto including all of Grantor’s right, title and interest, if any, in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (herein collectively called the “Real Property”).

See the legal description set forth in Exhibit A attached and incorporated by this reference (the “Property”).

This conveyance is made by Grantor and accepted by Grantee subject to all covenants, conditions, restrictions, and other matters of record in the office of the County Recorder of San Diego County, California, and non-delinquent general, special and supplemental real property taxes and assessments.

[remainder of page intentionally blank]

Dated:

GRANTOR:

LAKES KEAN ARGOVITZ RESORTS-CALIFORNIA,

a Delaware limited liability company

By:
Name:
Its:

State of Minnesota

County of Hennepin

On	before me,		,
(here insert name and title of the officer)

personally appeared                                                                   who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(Seal)